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            EXHIBIT 10.2 2003 Non-Employee Directors' Stock Option
                         Plan of Citizens First Corporation

                           CITIZENS FIRST CORPORATION
                             2003 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

         1. Purpose; Definitions. The purposes of the Plan are (i) to assist the Company in promoting a greater identity of interest between the Company's Non-Employee Directors and the Company's shareholders; and (ii) to assist the Company in attracting and retaining Non-Employee Directors by affording them an opportunity to share in the future successes of the Company. For purposes of the Plan, the following terms are defined as set forth below:

         "Award" means the grant under the Plan of Stock Options.

         "Board" means the Board of Directors of the Company.

         "Committee" means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

         "Common Stock" or "Stock" means the Common Stock of the Company.

         "Company" means Citizens First Corporation, a corporation organized under the laws of the Commonwealth of Kentucky, or any successor thereto.

         "Fair Market Value" means, as of any given date,

         (i) if the Common Stock is traded on the over-the-counter market, the sale price for the Common Stock in the over-the-counter market on the measurement date (or if there was no sale of the Common Stock on such date, on the immediately preceding date on which there was a sale of the Common Stock), as reported by the National Association of Securities Dealers Automated Quotation System; or

         (ii) if the Common Stock is listed on a national securities exchange, the closing sale price for the Common Stock on the Composite Tape on the measurement date; or

         (iii) if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine;

         provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan.

         "Non-Employee Director" means each member of the Board who is not a full-time employee of the Company or of any corporation in which the Company owns, directly or indirectly, stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote in the election of directors in such corporation.

         "Plan" means this 2003 Stock Option Plan for Non-Employee Directors, as amended from time to time.

         "Plan Year" means the period commencing at the opening of business on the day on which the Company's annual meeting of stockholders is held and ending on the day immediately preceding the day on which the Company's next annual meeting of stockholders is held.

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         "Stock Option" or "Option" means the right to purchase a share of Stock at a price equal to Fair Market Value on the date of grant. All Stock Options granted under the Plan shall be nonqualified stock options.

         2. Administration. The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with applicable laws, regulations, and tax and accounting principles and to meet the objectives of the Plan.

         Any determination made by the Committee in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee, and all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

         3. Eligibility. Only Non-Employee Directors shall be granted Awards under the Plan.

         4. Common Stock Subject to the Plan. Subject to adjustments and substitutions made pursuant to the provisions of Section 7, the total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 40,000 shares. If any Stock Option is forfeited or expires without the delivery of Common Stock to a participant, the shares subject to such Stock Option shall again be available for distribution in connection with other Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise price of a Stock Option shall be available for distribution in connection with other Awards under the Plan.

         5. Awards.

                  A. Annual Award. On the first day of each Plan Year on and after the effective date of this Plan, each Non-Employee Director serving as such immediately after the annual meeting held on such day shall be awarded a grant of Stock Options to purchase shares of Stock in an amount to be determined by the Compensation Committee.

                   B. Award Upon Initial Election. Any person who becomes a Non-Employee Director following the first day of a Plan Year, whether by appointment or election as a director or a change in status from a full-time employee, shall be awarded a grant of Stock Options to purchase shares of Stock in an amount to be determined by the Compensation Committee as provided in
Section 5.A above.

                  C. Terms of Awards. Options granted under the Plan shall be immediately exercisable and, if not exercised, shall lapse at the earliest of the following times: (i) ten (10) years from the date of grant; or (ii) the date set by the grant and specified in the applicable Award agreement. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Non-Employee Director valued at Fair Market Value; provided, however, that such Common Stock shall not have been acquired by the optionee within the preceding six months. The purchase price per share of Common Stock subject to a Stock Option shall be the Fair Market Value of the Common Stock on the date the Stock Option is granted and shall be subject to adjustment in accordance with the provisions of Section 7.

                  D. Exercise in the Event of Death or Termination of Service. Upon termination of service as a Non-Employee Director, any and all Stock Options held by the Non-Employee Director shall remain effective and may be exercised for a period of one year after the date of such termination of service.

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         6. Plan Amendment and Termination. The Board may amend or terminate the
Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the grant or exercise price of any Stock Option to less than the Fair Market Value on the date of grant or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations, the Committee may not, without stockholder approval, cancel any Stock Option and substitute therefor a new Stock Option with a lower option price. Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

         7. Capital Adjustments Affecting Stock. In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock, the Board is authorized, to the extent it deems appropriate, to make substitutions or adjustments in the aggregate number and kind of shares of Common Stock reserved for issuance under the Plan and in the number, kind and price of shares of Common Stock subject to outstanding Awards (or to make provision for cash payments to the holders of Awards). By virtue of such capital adjustment, the price of any share of Stock subject to a Stock Option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such Option. The granting of an Option pursuant to the Plan shall not affect in any way the right and power of the Company to make adjustments, reorganizations, reclassifications or changes of its capital structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

         8. Transferability. Unless otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

         9. Award Agreements. Each Award of a Stock Option under the Plan shall be evidenced by a written agreement (which need not be signed by the Award recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each such Award and such other terms and conditions hat are not inconsistent with the Plan and that the Committee may deem appropriate. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

         10. General Provisions.

                  A. The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission (or any successor agency), any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  B. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

                  C. No later than the date as of which an amount first becomes includible in the gross income of the participant for income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind which are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding

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obligations arising from an Award may be settled with Common Stock, including
Common Stock that is part of, or is received upon exercise of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

                  D. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

                  E. If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

                  F. The Plan shall be effective upon approval by the stockholders of the Company at the 2003 Annual Meeting of Stockholders.